UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2017

AK STEEL HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 1-13696

Delaware	31-1401455
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Offering

On August 9, 2017, AK Steel Corporation (“AK Steel”), the wholly-owned subsidiary of AK Steel Holding Corporation (“AK Holding”), completed the public offering of $280.0 million aggregate principal amount of its 6.375% Senior Notes due 2025 (the “Notes”). The Notes are governed by an indenture, dated as of May 11, 2010 (the “Base Indenture”), among AK Steel, as issuer, AK Holding, as guarantor, and U.S. Bank National Association, as trustee, as supplemented by an eighth supplemental indenture, dated as of August 9, 2017 (the “Eighth Supplemental Indenture,” together with the Base Indenture, the “Indenture”), among AK Steel, as issuer, AK Holding, AK Tube LLC, AK Steel Properties, Inc. and Mountain State Carbon, LLC, as guarantors (AK Holding, AK Tube LLC, AK Steel Properties, Inc. and Mountain State Carbon, LLC, collectively, the “Guarantors”), and U.S. Bank National Association, as trustee. A copy of the Eighth Supplemental Indenture is filed as Exhibit 4.1 hereto and incorporated by reference herein.

The Notes were sold in a public offering pursuant to an amended Registration Statement on Form S-3 (File No. 333- 210785) (the “Registration Statement”) and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission and were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of August 2, 2017, among AK Steel, the Guarantors and Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), and are fully and unconditionally guaranteed by the Guarantors.

The Notes bear interest payable semiannually in cash in arrears on April 15 and October 15 of each year, commencing on October 15, 2017. The Indenture provides that the Notes are redeemable at AK Steel’s option, in whole or in part, at any time on or after October 15, 2020, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium. AK Steel may redeem the Notes beginning on October 15, 2020, at the redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on October 15 of the years indicated below:

Year	Redemption Price
2020	103.188%
2021	101.594%
2022 and thereafter	100.000%

In addition, at any time prior to October 15, 2020, AK Steel may redeem up to 35% of the principal amount of the Notes (including any additional Notes) with the net cash proceeds of one or more sales of AK Holding’s common stock (to the extent the proceeds are contributed to AK Steel as equity) at a redemption price (expressed as a percentage of principal amount) of 106.375%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding after such redemption.

The Indenture also contains certain covenants which restrict AK Steel and its restricted subsidiaries’ ability to create liens on its and their assets; incur subsidiary debt; engage in sale/leaseback transactions; and engage in a consolidation, merger or sale of assets.

AK Steel expects the net proceeds from the issuance and sale of the Notes will be approximately $275.8 million after deducting the underwriting discounts and commissions. AK Steel intends to use the net proceeds from this offering, together with cash on hand and/or borrowings under its revolving credit facility, to pay the consideration for its previously announced concurrent cash tender offer (the “Cash Tender Offer”) of its 8.375% Senior Notes due 2022 (the “Old Notes”), including accrued and unpaid interest, and estimated offering expenses payable by AK Steel. If any Old Notes remain outstanding following the completion of the Cash Tender Offer, AK Steel intends to use the proceeds, together with cash on hand and/or borrowing under its revolving credit facility, to redeem such Old Notes in accordance with the terms of the Old Notes and the applicable indenture.

The foregoing description does not constitute a complete summary of the Indenture and is qualified by reference in its entirety to the full text of the Indenture. A copy of the Eighth Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The disclosure under Item 1.01 above pertaining to the Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Tender Offer and Redemption of Old Notes

On August 9, 2017, AK Steel announced the results of the Cash Tender Offer, which expired as of 5:00 p.m., New York City time, on August 8, 2017 (the “Expiration Time”). Holders validly tendered $189,391,000 in aggregate principal amount of the Old Notes prior to the Expiration Time at an aggregate purchase price equal to $1,046.70 per $1,000 principal amount of Old Notes tendered plus accrued and unpaid interest, and AK Steel accepted for purchase all Old Notes that were validly tendered prior to the Expiration Time. On August 9, 2017, AK Steel also announced in a notice of redemption that it will redeem any and all of its outstanding Old Notes on September 8, 2017 at a redemption price of 104.188% plus accrued and unpaid interest.

Opinion of Counsel

Weil, Gotshal & Manges LLP, counsel to AK Steel and AK Holding, has issued an opinion to AK Steel and AK Holding, dated August 9, 2017, regarding the legality of the Notes, the related guarantees and certain other related matters. A copy of the opinion is filed as Exhibit 5.1 hereto. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Eighth Supplemental Indenture, dated as of August 9, 2017, among AK Steel Corporation, as issuer, the guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

Date: August 9, 2017	By:	/s/ Joseph C. Alter
Name: Joseph C. Alter
	Title:	Vice President, General Counsel and Corporate Secretary